UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 12, 2015

Centrue Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-28846	36-3145350
State or other jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)
122 West Madison Street, Ottawa, Illinois 61350
(Address of principal executive offices) (Zip Code)
(815) 431-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 12, 2015, Dennis J. McDonnell, Chairman of the Board of Directors (the “Board”) of Centrue Financial Corporation (the “Company”) submitted a letter of resignation to the Board. Mr. McDonnell resigned as a director and Chairman of the Company and Centrue Bank and as a member of the Board’s Executive, Compensation, and Corporate Governance and Nominating Committees, each effective immediately on November 12, 2015. Mr. McDonnell’s resignation letter stated that he is resigning from the Board for health reasons and not due to any disagreement with the Company or any matter relating to the Company’s operations, policies, or practices. The Board decreased the number of directors of the Company to eight from nine.
Centrue also announced that Dennis O. Battles, who has been a director of Centrue Financial Corporation and Centrue Bank since 2012, has been elected as Chairman of the Board of Directors of each of Centrue Financial Corporation and Centrue Bank to replace Mr. McDonnell.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated November 13, 2015 issued by Centrue Financial Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2015	CENTRUE FINANCIAL CORPORATION

	By:	/s/ Daniel R. Kadolph
	Name:	Daniel R. Kadolph
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 13, 2015 issued by Centrue Financial Corporation